Exhibit 8.1

LIST OF DRYSHIPS SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
Malvina Shipping Company Limited	Malta
Samsara Shipping Company Limited	Malta
Fabiana Navigation Company Limited	Malta
Karmen Shipping Company Limited	Malta
Thelma Shipping Company Limited	Malta
Celine Shipping Company Limited	Malta
Felicia Navigation Company Limited	Malta
Zatac Shipping Company Limited	Malta
Royerton Shipping Company Limited	Malta
Fago Shipping Company Limited	Malta
Lancat Shipping Company Limited	Malta
Hydrogen Shipping Company Limited	Malta
Helium Shipping Company Limited	Malta
Platan Shipping Company Limited	Malta
Madras Shipping Company Limited	Malta
Tolan Shipping Company Limited	Malta
Lansat Shipping Company Limited	Malta
Iguana Shipping Company Limited	Malta
Selma Shipping Company Limited	Malta
Onil Shipping Company Limited	Malta
Borsari Shipping Company Limited	Malta
Silicon Shipping Company Limited	Malta
Oxygen Shipping Company Limited	Malta
Blueberry Shipping Company Limited	Malta
Annapolis Shipping Company Limited	Malta
Lidman Maritime Co.	Marshall Islands
Mador Shipping Ltd.	Marshall Islands
Lothair Navigation Company	Marshall Islands
Ialysos Shareholders Limited	Marshall Islands
Amara Shipping Company	Marshall Islands
Tempo Marine Co.	Marshall Islands
Star Record Owning Company Limited	Marshall Islands
Argo Owning Company Limited	Marshall Islands
Rea Owning Company Limited	Marshall Islands
Dione Owning Company Limited	Marshall Islands
Phoebe Owning Company Limited	Marshall Islands
Uranus Owning Company Limited	Marshall Islands
Selene Owning Company Limited	Marshall Islands
Tethys Owning Company Limited	Marshall Islands
Aegean Traders Inc.	Marshall Islands
Aegean Shareholders Inc.	Marshall Islands
Roscoe Marine Ltd.	Marshall Islands
Amathus Owning Company Limited	Marshall Islands
Regina Owners Inc.	Marshall Islands
Oil Tanker Investments Inc.	Marshall Islands
Tortuga Owners Inc.	Marshall Islands
LPG Investments Inc.	Marshall Islands
VLGC Alpha Owning Ltd.	Marshall Islands
VLGC Beta Owning Ltd	Marshall Islands
Drybulk Investments Inc.	Marshall Islands
Dryships Management Services Inc.	Marshall Islands
Oil and Gas Ships Investor Limited	Marshall Islands
Mezzanine Financing Investment III Ltd.	Marshall Islands
Nautilus Offshore Services Inc.	Marshall Islands
Nautilus Shareholdings Limited	Marshall Islands
Dianthus Maritime Ltd.	Marshall Islands
Fiore Shipping Inc.	Marshall Islands
Mellen Marine Co.	Marshall Islands
Darden Shipholding S.A.	Marshall Islands
Newmont Chartering Limited	Marshall Islands
Asstplus Limited	Cyprus
Vega Crusader AS	Norway
Vega Corona AS	Norway
Vega Juniz AS	Norway
Vega Offshore AS	Norway
Vega Emtoli AS	Norway
Vega Jaanca AS	Norway
Vega Inruda AS	Norway
Creole Offshore AS	Norway
Jubilee Offshore AS	Norway
Emblem Offshore AS	Norway
Jacaranda Offshore AS	Norway
Indigo Offshore AS	Norway